Exhibit 10.53

KAYAK SOFTWARE CORPORATION

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT made this 11th day of February, 2010, by and between Kayak Software Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified below, residing at the address there set out (the “Consultant”).

WITNESSETH THAT:

WHEREAS, the Consultant’s association with the Company or an Affiliate has been considered by the Company to be important for the growth of it and its Affiliates; and

WHEREAS, the Company desires to grant to the Consultant shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”), according to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.	Issuance of Common Stock.

1.1. The Company hereby grants to the Consultant an aggregate of sixteen thousand three hundred eighty six (16,386) shares of Common Stock in consideration of his performance of past services and on the terms and conditions of this Agreement and all other applicable terms and conditions of the Plan. For purposes of this Agreement, the term “Acquired Shares” means all of such shares of Common Stock, together with any shares of stock or other securities issued in respect of or in replacement for such shares of Common Stock as a result of a corporate or other action such as a stock dividend, stock split, merger, consolidation, reorganization or recapitalization.

1.2. Upon receipt by the Company of a copy of this Agreement duly executed and completed by the Consultant, the Company shall issue in the name of the Consultant duly executed certificates evidencing the Acquired Shares endorsed with the legend set forth in Section 5.3 hereof.

2.	Restrictions on Transfer.

Notwithstanding any provision to the contrary herein, no Acquired Shares may be transferred unless the transferee agrees in writing with the Company to be bound by the terms hereof.

3. Tax Consequences. It is understood by the Company and the Consultant that the issuance of the Acquired Shares hereunder may be deemed compensatory in purpose and in effect and that as a result the Company or an Affiliate may be obligated to pay withholding taxes in respect of such Acquired Shares at the time the Consultant becomes subject to income taxation as a result of the receipt of the Acquired Shares hereunder. In the event that at the time the above-said withholding tax obligations arise (a) the Consultant is no longer in the employ of the Company or an Affiliate or (b) the Consultant’s other cash compensation from the Company and its Affiliates is not sufficient to meet the aforesaid withholding tax obligation, the Consultant hereby agrees to provide the Company or its Affiliate with an amount sufficient to pay all withholding taxes required to be paid as and when such taxes become payable. The Consultant agrees that in the event and to the extent the Company and its Affiliates determine that they are not obligated to withhold taxes payable by the Consultant with respect to the Acquired Shares but the Company or any Affiliate is later held liable due to any non-payment of taxes on the part of the Consultant, the Consultant shall indemnify and hold the Company and its Affiliates harmless from the amount of any payment made by them in respect of such liability.

4.	Compliance with Law.

4.1. The Consultant represents and warrants that he is acquiring the Acquired Shares of his own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Acquired Shares.

4.2. The Consultant acknowledges and agrees (and each permitted transferee under the Stockholders Agreement shall, as a condition of transfer, acknowledge and agree) that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Acquired Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

5.	General Provisions.

5.1. This Agreement shall be governed and enforced in accordance with the terms of the Plan and the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

5.2. This Agreement and the applicable terms of the Plan embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way and may only be modified or amended in writing signed by the Company and the Consultant.

5.3. The certificates representing the Acquired Shares shall be endorsed with the following legend:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Kayak Software Corporation 2005 Equity Incentive Plan and a Restricted Stock Grant Agreement entered into by the registered owner and Kayak Software Corporation. Copies of such Plan and Agreement are on file in the offices of Kayak Software Corporation.

5.4. The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party’s heirs, legal representatives, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Consultant or any other person. The rights and obligations of any person other than the Company under this Agreement may only be assigned with the prior written consent of the Company.

5.5. No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

5.6. If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

5.7. The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.

5.8. The Consultant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

5.9. In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in the county in which the Company’s offices in the Commonwealth of Massachusetts is located, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. Each party hereto, in addition to being entitled to exercise all rights granted by law including recovery of damages (but subject to the remainder of this subsection), will be entitled to specific performance of such party’s rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES. Nothing contained in this Section 5.9 shall be construed to limit or otherwise interfere in any respect with the authorities granted the

Committee under the Plan, including without limitation, its sole and exclusive discretion to interpret the Plan and all awards granted thereunder (including pursuant to this Agreement).

5.10. Nothing contained in this Agreement shall confer upon the Consultant any right with respect to the continuation of his or her employment or other association with the Company or any Affiliate, or interfere in any way with the right of the Company and its Affiliates, subject to the terms of the Consultant’s separate employment or consulting agreement, if any, or provision of law or the Company’s articles of incorporation or by-laws to the contrary, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of the Consultant’s employment or association with the Company or any of its Affiliates.

5.11. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

5.12. All capitalized terms used but not defined herein shall have the respective meaning given such terms in the Plan.

5.13. Where the context requires, pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, effective as of the date first above written.

Company:

KAYAK SOFTWARE CORPORATION

By:	/s/ D. Stephen Hafner
Name: D. Stephen Hafner
Title: Chief Executive Officer

Consultant

/s/ Robert Birge
Name: Robert Birge
Address:

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